Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated February 24, 2026 (including amendments thereto) with respect to the Common Stock of Altisource Portfolio Solutions S.A. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:	February 24, 2026

Hoak Public Equities, L.P.		Hoak Fund Management, L.P.

By:	Hoak Fund Management, L.P., its general partner	By:	Hoak & Co., its general partner

By:	Hoak & Co., its general partner	By:	/s/ J. Hale Hoak
J. Hale Hoak
By:	/s/ J. Hale Hoak		President
J. Hale Hoak
President

Hoak & Co.		James M. Hoak Jr.

By:	/s/ J. Hale Hoak	By:	/s/ James M. Hoak, Jr.
	J. Hale Hoak		James M. Hoak, Jr.
President

J. Hale Hoak		Hale Hoak Child’s Trust

By:	/s/ J. Hale Hoak	By:	/s/ J. Hale Hoak
	J. Hale Hoak		J. Hale Hoak, Trustee

The Hoak Foundation		Dorothy T. Hoak

By:	/s/ J. Hale Hoak	By:	/s/ Dorothy T. Hoak
	J. Hale Hoak, Trustee		Dorothy T. Hoak